UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Hammersmith Road London W6 8PW United Kingdom

(Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

108 Canon Street

London EC4N 6EU

United Kingdom

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2022, Orchard Therapeutics plc (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Guggenheim Securities, LLC (the “Sales Agent”) with respect to an at-the-market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through or to the Sales Agent, acting as the Company’s agent, up to $30 million of the Company’s American Depositary Shares (the “Placement Shares”), each representing one Ordinary Share of the Company, nominal value £0.10 per share. The issuance and sale, if any, of the Placement Shares by the Company under the Sales Agreement will be made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, including the prospectus contained therein, originally filed with the Securities and Exchange Commission on March 30, 2022 and declared effective by the SEC on April 29, 2022 (Registration No. 333-263967).

Pursuant to the Sales Agreement, the Sales Agent may sell the Placement Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use commercially reasonable efforts consistent with normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Company will pay the Sales Agent a commission of up to 3% of the gross proceeds from each sale of the Placement Shares sold under the Sales Agreement. In addition, the Company has agreed to reimburse the Sales Agent for the reasonable fees and expenses of their legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000.

The Company is not obligated to make any sales of Placement Shares under the Sales Agreement. No assurance can be given that the Company will sell any Placement Shares under the Sales Agreement, or, if it does, as to the price or amount of Placement Shares that it sells or the dates when such sales will take place. The offering of Placement Shares pursuant to the Sales Agreement will terminate upon the earlier to occur of (i) the issuance and sale of all Placement Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement in accordance with its terms.

Because there is no minimum offering amount required pursuant to the Sales Agreement, the total number of shares to be sold under the Sales Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds for working capital.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Goodwin Procter (UK) LLP as to the legality of the issuance of the Placement Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 4, 2022, the Company received written notice from the Nasdaq Stock Market (“Nasdaq”) indicating that the closing bid price of the Company’s American Depository Shares (“ADSs”) was below $1.00 per share for 30 consecutive business days, and that, therefore, the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), which is the minimum bid price requirement for continued listing on the Nasdaq Global Select Market. The Company was afforded an initial period until October 3, 2022 to regain compliance.

On September 13, 2022, the ADSs were transferred from the Nasdaq Global Select Market to the Nasdaq Capital Market. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Select Market, and companies on the Nasdaq Capital Market must meet certain financial and corporate governance requirements to qualify for continued listing. The ADSs continue to be listed and traded under the symbol “ORTX”. In connection with the transfer to the Nasdaq Capital Market, on October 4, 2022, Nasdaq granted the Company a second period of 180 days, or until April 3, 2023, to regain compliance with the minimum bid price requirement of $1.00 per share for a minimum of ten consecutive trading days. Nasdaq’s decision to approve the Company’s application to transfer to the Nasdaq Capital Market was based on the Company meeting the listing requirements of the Nasdaq Capital Market with the exception of the minimum bid requirement. The Company notified Nasdaq that it intended to cure the minimum bid price deficiency during the compliance period by implementing an adjustment to the Company’s ADS-to-ordinary share ratio, if necessary, prior to the expiration of the compliance period. The Company will continue to actively monitor its compliance with the minimum bid price requirement and will evaluate available options to regain compliance. If the Company fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s ADSs, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”), but there can be no assurance that the Panel would grant the Company’s request for continued listing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frank Thomas Employment Agreement

As previously disclosed, on November 3, 2021, Frank Thomas, President and Chief Operating Officer of the Company, submitted his resignation and entered into a Transitional Services Agreement with the Company, which was subsequently amended on March 30, 2022 (as amended, the “Transitional Services Agreement”).

On October 4, 2022, the Company entered into an Amended and Restated Employment Agreement with Frank Thomas (the “Employment Agreement”), pursuant to which Mr. Thomas will continue to serve as President and Chief Operating Officer of the Company.

The Transitional Services Agreement was terminated concurrently with the parties’ entrance into the Employment Agreement. Among other things, the Employment Agreement provides that Mr. Thomas will receive a base salary of $528,000 per year and will be eligible for a target bonus of 50% of base salary. The Employment Agreement also provides that if Mr. Thomas terminates his employment for good reason or if the Company terminates his employment without cause (as “cause” and “good reason” are defined in the Employment Agreement), then upon his timely execution of a separation agreement containing, among other things, a general release of claims, (i) Mr. Thomas will receive an amount equal to 12 months of his current base salary, (ii) Mr. Thomas will receive the previous year’s bonus amount if not already paid and to the extent it otherwise would have been earned, (iii) for up to 12 months, the Company will pay the monthly employer COBRA premium for the same level of group health coverage as in effect at the conclusion of Mr. Thomas’s employment and (iv) the Company shall pay up to $20,000 to an outplacement services provider to provide outplacement services to Mr. Thomas or, in lieu of such services, Mr. Thomas may choose to receive a payment in the amount of $15,000. The Employment Agreement further provides that in the event Mr. Thomas terminates his employment for good reason or if the Company terminates his employment without cause, in either case within 12 months following a change in control (as defined in the Employment Agreement), then upon his timely execution of a separation agreement containing, among other things, a general release of claims, in lieu of the severance benefits described in the preceding sentence, (i) Mr. Thomas will receive an amount equal to 12 months of his current base salary plus the amount of his target bonus, (ii) Mr. Thomas’s stock options and other stock-based awards shall immediately accelerate and become fully exercisable or nonforfeitable, (iii) for up to 12 months, the Company will pay the monthly employer COBRA premium for the same level of group health coverage as in effect at the conclusion of Mr. Thomas’s employment and (iv) the Company shall pay up to $20,000 to an outplacement services provider to provide outplacement services to Mr. Thomas or, in lieu of such services, Mr. Thomas may choose to receive a payment in the amount of $15,000.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Option Repricing

On October 4, 2022, the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the repricing of all stock options granted under the Company’s 2018 Share Option and Incentive Plan and held by current employees with an exercise price per share greater than $1.25 (“Eligible Stock Options”). In approving the repricing, the Compensation Committee considered the impact of the current exercise prices of outstanding stock options on the incentives provided to employees, the lack of retention value provided by the outstanding stock options to employees, and the impact of such options on the capital structure of the Company.

As a result of the repricing, the exercise price of the Eligible Stock Options will now have an exercise price of $0.58 per share, which equals the closing price of the ADSs at close of market on October 4, 2022 plus 15%. Bobby Gaspar, Chief Executive Officer of the Company, and Frank Thomas, President and Chief Operating Officer of the Company, hold 1,455,006 and 1,398,145 Eligible Stock Options, respectively, subject to the repricing. Stock options held by non-employee directors of the Company’s Board of Directors were not included in the repricing. Except for the modified exercise price, all other terms and conditions of each of the Eligible Stock Options remain in full force and effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Sales Agreement, dated October 6, 2022

5.1	Opinion of Goodwin Procter (UK) LLP

10.1	Amended and Restated Employment Agreement, dated October 4, 2022, between the Company, Orchard Therapeutics North America and Frank Thomas

23.1	Consent of Goodwin Procter (UK) LLP (contained in Exhibit 5.1)

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: October 6, 2022	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer